Exhibit 3.63

BYLAWS

OF

CASH AMERICA, INC. OF NORTH CAROLINA

(Formerly Big State Pawn & Bargain

Centers, Inc. of North Carolina)

BYLAWS

OF

BIG STATE PAWN & BARGAIN CENTERS, INC. OF NORTH CAROLINA

(a North Carolina corporation)

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 55-57 of the North Carolina Business Corporation Act and by any other applicable provision of law and shall be signed by a person who has been designated as the chief executive officer of the corporation or the President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary and may be sealed with the corporate seal or a facsimile thereof. The signature of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose other signature has been placed upon a share certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the share or shares represented thereby are fully paid.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, claimed to have been lost or destroyed, and the Board of Directors may, but need not, require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

3. RESTRICTION ON TRANSFER OF SHARES. If the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘Act’), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are ‘restricted securities’ within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof.”

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten full days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof regardless of its length except where the termination has been made through the closing of the stock transfer books and the stated period of closing has expired.

5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the North Carolina Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

– TIME. The annual meeting shall be held on the 1st Thursday in March of each year, or, if such day is a legal holiday, the following business day. A special meeting shall be held on the date designated by the directors.

– PLACE. Annual meetings and special meetings, including any substitute meeting in lieu of an annual meeting, shall be held at such place, within or without the State of North Carolina, as the directors may, from time to time, designate. Whenever the directors shall fail to designate such place, the meeting shall be held at the registered office of the corporation in the State of North Carolina.

– CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings, including any substitute meeting in lieu of an annual meeting, may be called in like manner, except that any such meeting shall be called by the corporation upon the written request of the holders of not less than one-tenth of the outstanding shares.

– NOTICE OR WAIVER OF NOTICE. Written or printed notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the North Carolina Business Corporation Act) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the directors, the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the North Carolina Business Corporation Act. When a meeting is adjourned for thirty days, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice either before or after the meeting.

– VOTING LIST. The officer or agent having charge of the record of shareholders of the corporation shall make, at least ten days before each meeting, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation in North Carolina for inspection by any shareholder and shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The record of shareholders shall be prima facie evidence as to who are the shareholders entitled to examine such list or record of shareholders or to vote at any meeting of shareholders. Notwithstanding the foregoing, it shall not be necessary to prepare or produce a list of shareholders in any case where the record of shareholders actually presented readily shows, in alphabetical order or by alphabetical index, and by classes or series if such there be, the names of the shareholders entitled to vote, with their address and the amount of their holdings.

– CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting—the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

– PROXY REPRESENTATION. Any shareholder who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by one or more agents authorized by a written proxy executed by such person or by his attorney-in-fact. A telegram, cablegram, wireless message, or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic, or equivalent reproduction appointing one or more agents shall be deemed a written proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless the person executing it specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting, but no proxy, whether or not designated as being irrevocable, shall be valid after ten years from the date of its execution unless renewed or extended at any time before its expiration for not more than ten years from the date of any such renewal or extension. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the North Carolina Business Corporation Act.

– VOTING INSPECTORS. The Board of Directors in advance of any meeting of shareholders may appoint one or three voting inspectors to act at any such meeting or adjournment thereof, and in the absence of such appointment the officer or person acting as chairman of the meeting may, and shall if so requested by any shareholder or proxy holder, make such appointment. Any vacancy, whether from refusal to act or otherwise, may be filled by appointment of the chairman. If there are three inspectors, the decision or certificate of any two shall be effective as the act of all. The voting inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, assents, or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents, and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and make and execute a certificate of any fact found by them.

– QUORUM. A majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. In the absence of a quorum at the opening of any meeting, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present.

– VOTING. The affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders, except in the election of directors and except as the vote of a greater number may be required by the North Carolina Business Corporation Act, the Articles of Incorporation, or these Bylaws.

At all elections of directors, a plurality of the votes cast shall elect, and the voting may but need not be by ballot. Shareholders entitled to vote may cumulate their votes in the election of directors, but this right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person or by proxy, and shall thereupon grant a recess of not less than one hour nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

7. SHAREHOLDER ACTION WITHOUT MEETINGS. Any action which, under any provision of the North Carolina Business Corporation Act, is required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and filed with the Secretary of the corporation as part of the corporate records whether done before or after the action so taken.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that only one director may legally constitute the Board. The use of the phrase “entire Board” in these Bylaws refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity subject to any limitations prescribed by Section 55-16 of the North Carolina Business Corporation Act.

2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of North Carolina. The initial Board of Directors shall consist of two (2) persons, which is the number of directors fixed in the Articles of Incorporation to constitute the said initial Board of Directors. Thereafter the number of directors constituting the entire board shall be at least three, except that, where all the shares are owned of record by less than three shareholders, the number of directors may be fewer than three but not fewer than the number of such shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by an amendment to these Bylaws adopted by the shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director; and no decrease shall be made when the number of shares voting against the proposal for decrease would be sufficient to elect a director if such shares could be voted cumulatively at an annual election.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the person or persons named in the Articles of Incorporation to constitute said initial Board of Directors and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships which have not been filled by the shareholders and any other vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause by the shareholders which are not filled by said shareholders, may be filled by the vote of the remaining director or directors then in office, although less than a quorum exists.

4. MEETINGS.

– TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

– PLACE. Meetings shall be held at such place within or without the State of North Carolina as shall be fixed by the Board.

– CALL. Meetings may be called by the Chairman of the Board, if any, by the President, or by any two directors if the Board consists of three or more directors.

– NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. ‘No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of the time and place of special meetings of the Board shall be given to each director either by personal delivery or by mail, telegram, or cablegram in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting, or a waiver thereof, need not specify the purpose of, or the business to be transacted at, the meeting. The notice of any meeting need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting except where he attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

– QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in the North Carolina Business Corporation Act or in these Bylaws otherwise provided, the Act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

– CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding shares. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any or all directors are so removed, new directors may be elected at the same meeting of shareholders.

6. COMMITTEES. Whenever the corporation shall have three or more directors, the Board of Directors, by resolution adopted by a majority of the directors then in office, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board with the exception of any authority the delegation of which is prohibited by Section 55-31 of the North Carolina Business Corporation Act.

7. INFORMAL ACTION. Action taken by a majority of the directors or members of a committee without a meeting shall be nevertheless Board or committee action if: written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or Committee, whether done before or after the action so taken, or if all the shareholders know of the action in question and make no prompt objection thereto, or if the directors or committee members are accustomed to take informal action and this custom is generally known to the shareholders and if all the directors or committee members, as the case may be, know of the action in question and no director or committee member makes prompt objection thereto.

Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or of the committee, as the case may be, by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

ARTICLE III

OFFICERS

1. DESIGNATION. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice—Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution or instrument choosing them shall designate. Except as may otherwise be provided in the resolution or instrument choosing him, any number of officers may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

2. QUALIFICATIONS. Except as may otherwise be provided in the resolution or instrument choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the board, if any, need be a director.

3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

Any officer may be removed, with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him.

Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

4. CHOOSING OFFICERS. The Board of Directors shall choose the President, the Secretary, the Treasurer, the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, an Executive Vice-President, if any, one or more additional Vice-Presidents, if any, and such other officers as may be designated by them, and may confer upon any executive officer or officers authority to choose junior or subordinate officers.

5. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors or the instruments designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

The chief executive officer of the corporation, if acting and present, shall preside at all meetings of shareholders and shall, when requested, sign all certificates and instruments permitted or required to be signed by him under the North Carolina Business Corporation Act. Except as the resolution choosing him and prescribing the authority and duties of the chief executive officer shall otherwise provide, and except as otherwise provided by any provision of law, the chief executive officer, by whatever title designated, shall negotiate, enter into, and sign or countersign and otherwise execute in the name, or on behalf, of the corporation all contracts, deeds, mortgages, pledges, bonds, evidences of indebtedness, leases, certificates, instruments, and other transactions; shall generally supervise, manage, and control the affairs of the corporation; and shall make reports to the Board of Directors, any committee thereof, and the shareholders. He shall also exercise such additional authority and perform such additional duties as the Board shall assign to him. Unless the Board otherwise determines, the President shall be the chief executive officer of the corporation.

The Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of shareholders, directors, and committees of directors, may sign share certificates, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him.

The Treasurer shall be the principal financial officer of the corporation and shall exercise such authority and perform such duties as the Board of Directors shall assign to him.

All other officers of the corporation shall exercise such authority and perform such duties as may be provided for in the resolutions or instruments choosing them and prescribing their authority and duties.

6. RESOLUTIONS AND INSTRUMENTS—EFFECT. The Secretary of the corporation shall keep, or cause to be kept, with the Bylaws of the corporation a copy of every resolution or instrument designating and choosing officers and prescribing their qualifications, tenure, authority, duties, compensation, and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these Bylaws.

ARTICLE IV

STATUTORY NOTICES TO SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 55-37, 55-50, and 55-51 of the North Carolina Business Corporation Act.

ARTICLE V

REGISTERED OFFICE, REGISTERED AGENT, BOOKS AND RECORDS

The address, including street and number or building and floor, of the initial registered office of the corporation in the State of North Carolina and the name of the initial registered agent of the corporation at said address are set forth in the original Articles of Incorporation.

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of directors, if any, and shall keep at its registered office or principal place of business or at the office of the transfer agent or registrar, if any, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class of the shares held by each and shall make and cause to be kept at its registered office or principal place of business in North Carolina the statement of assets and liabilities prescribed by Section 55-37 of the North Carolina Business Corporation Act.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

After the initial Bylaws of the corporation shall have been adopted by the initial Board of Directors of the corporation, the Bylaws may be adopted, amended, or repealed by the affirmative vote of a majority of all directors then holding office or by the affirmative vote of the shareholders entitled to exercise a majority of the voting power; provided that no Bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors except where the Articles of Incorporation or a Bylaw adopted or approved by the shareholders authorizes the Board of Directors to adopt, amend, or repeal the Bylaws; and provided, further, that the Board of Directors shall not adopt any Bylaw the exclusive control over which is vested in the shareholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Big State Pawn & Bargain Centers, Inc. of North Carolina, a North Carolina corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: July 18, 1989

/s/ DANIEL R. FEEHAN
Daniel R. Feehan,
Secretary of Big State Pawn &
Bargain Centers, Inc. of
North Carolina

(SEAL)